SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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NATIONWIDE VARIABLE INSURANCE TRUST
(Name of Registrant as Specified In Its Charter)

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IMPORTANT UPDATE REGARDING
NVIT MULTI-MANAGER INTERNATIONAL VALUE FUND,
a series of NATIONWIDE VARIABLE INSURANCE TRUST
SPECIAL MEETING OF SHAREHOLDERS

Change from In-Person Special Meeting of Shareholders to Virtual Special Meeting of Shareholders on September 30, 2020 at 9:00 A.M. (Eastern Time)

Due to the potential adverse public health impact of the coronavirus outbreak (COVID-19), the location and format of the September 30, 2020 Special Meeting of Shareholders (the “Meeting”) of the NVIT Multi-Manager International Value Fund (the “Fund”), a series of Nationwide Variable Insurance Trust, have been changed.

The Meeting will be held on the same date and time but will be held over the Internet in a virtual meeting format only. You will not be able to attend the Meeting in person.  The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and format.  It may continue to be used to vote your shares in connection with the Meeting.  We encourage you to cast your vote prior to the Meeting.

Accessing the Virtual Meeting – Any shareholder wishing to participate in the Meeting by means of remote communications may do so at https://viewproxy.com/nationwide/broadridgevsm (the “Meeting Website”). In order to participate in the Meeting, please visit the Meeting Website no later than 11:00 a.m. Eastern Time on September 29, 2020 to register. Shareholders will need to register for the Meeting by entering the control number found on their proxy card or voting instruction form on the Meeting Website.  Shareholders who register on the Meeting Website will receive a password to enter and instructions for voting during the Meeting.

If you plan to attend the Meeting via remote communications, you will have the opportunity to (i) listen to the Meeting on the conference line number or web site link that will be provided upon Shareholder registration, and (ii) vote during the course of the Meeting via the Internet or by telephone only, using the website or phone number provided on the proxy card you received.

If your shares are held of record by a broker-dealer, you may still attend the Meeting, but if you wish to vote during the course of the Meeting, you will need to obtain a legal proxy from your broker of record.  Legal proxies must be submitted via the Meeting Website by 11:00 a.m. Eastern Time, on September 29, 2020.

FOR IMMEDIATE RELEASE September 18, 2020 Contact: Jeff Whetzel (614) 249-0849 whetzej@nationwide.com

Nationwide Announces Important Update Regarding Sept. 30, 2020 Special Meeting of Shareholders

Meeting of Shareholders to be Virtual Instead of In-Person

COLUMBUS, Ohio - Nationwide today announced that the location and format of the shareholder meeting for the NVIT Multi-Manager International Value Fund, a series of Nationwide Variable Insurance Trust, to be held on Sept. 30, 2020, at 9:00 a.m. Eastern Time has been changed from an in-person meeting to a virtual meeting.

The location and format of the shareholder meeting is being changed as a result of the potential adverse public health impact of the coronavirus pandemic (COVID-19). There is no option to attend the shareholder meeting in person. The proxy card or notice included with the proxy materials previously distributed to shareholders will not be updated to reflect the change in location and format and may continue to be used to vote shares in connection with the meetings.

More information on how to attend the virtual meeting is available at www.nationwide.com/personal/investing/mutual-funds/shareholder-news/.
About Nationwide
Nationwide, a Fortune 100 company based in Columbus, Ohio, is one of the largest and strongest diversified insurance and financial services organizations in the United States. Nationwide is rated A+ by both A.M. Best and Standard & Poor’s. An industry leader in driving customer-focused innovation, Nationwide provides a full range of insurance and financial services products including auto, business, homeowners, farm and life insurance; public and private sector retirement plans, annuities and mutual funds; excess & surplus, specialty and surety; pet, motorcycle and boat insurance. For more information, visit www.nationwide.com. Follow us on Facebook and Twitter.
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